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                                                                  EXHIBIT (23)-2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-38369) of MedPartners, Inc. and to the incorporation by reference therein of our reports dated March 28, 1997, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission, included in the Proxy Statement of America Service Group Inc. that is made a part of this Registration Statement.

                                          ERNST & YOUNG LLP

Nashville, Tennessee
November 17, 1997